UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

‘mktg, inc.’
(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York 10011
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Charles Horsey Employment Agreement

On May 12, 2010, ‘mktg, inc.’ (the “Company”) and Charles Horsey entered into an amendment to Mr. Horsey’s employment agreement. Pursuant to the amendment, among other things,

●	Mr. Horsey now serves as the Company’s Chief Executive Officer, in addition to its President.

●
Mr. Horsey’s base salary has been increased from $330,000 per annum to $349,800 per annum, and will be subject to additional increases of three percent each year beginning April 1, 2011. Notwithstanding the amendment, Mr. Horsey has elected to temporarily forego the salary increase and will continue to be paid a base salary of $330,000 until he decides otherwise.

●	Mr. Horsey’s target bonus has increased from 40% of his base salary to 50% of his base salary. Such bonus is contingent on achieving EBITDA targets approved of by the Company’s Board of Directors.

●	The term of Mr. Horsey’s employment has been extended to April 1, 2014.

●
In the event of the termination of his employment by the Company other than for “Cause” or by Mr. Horsey for “Good Reason” (as such terms are defined in the employment agreement), Mr. Horsey will be entitled to severance payments equal 12- months of his then base salary, plus $100,000.

The foregoing is a summary of the terms of the amendment, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the amendment, which is filed as an exhibit to this Current Report on Form 8-K.

Adoption of Management Bonus Plan

On May 12, 2010, upon the recommendation of the Company’s Compensation Committee, the Company’s Board of Directors approved a Management Bonus Plan. Pursuant to the Management Bonus Plan, the Company’s Chief Executive Officer and other employees of the Company selected by him will be eligible to be paid annual cash bonuses from a bonus pool. The bonus pool will only be funded to the extent specified EBITDA thresholds approved of by the Company’s Board of Directors are achieved, and the actual amount of the bonus pool in each year (if any) will be determined by the amount by which such thresholds are exceeded.

The foregoing is a summary of the terms of the Management Bonus Plan, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of the Management Bonus Plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Second Amendment to Employment Agreement, dated May 12, 2010, between the Company and Charles Horsey

Exhibit 10.2	‘mktg, inc.’ Management Bonus Plan

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2010
‘mktg, inc.’

	By:	/s/ James R. Haughton
James R. Haughton,
Senior Vice President - Controller

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Second Amendment to Employment Agreement, dated May 12, 2010, between the Company and Charles Horsey

Exhibit 10.2	‘mktg, inc.’ Management Bonus Plan